UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 14, 2008

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South,
Gaoxin District, Xi’an, Shaanxi Province, P.R. China

(Address of Principal Executive Offices)

(8629) 8819-3188

(Issuer Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Directors

Effective July 14, 2008, Xinya Zhang and Erna Gao each voluntarily resigned as directors on the board of directors (the “Board”) of Skystar Bio-Pharmaceutical Company (the “Company”). The decision by each of these directors to resign from their positions was not the result of any material disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Independent Directors

Also effective July 14, 2008, the Board of the Company appointed the following persons to fill the vacancies on the Board, including those created by the resignations of Mr. Zhang and Ms. Gao: Mr. Qiang Fan, Mr. Chengtun Qu, Mr. Winston Yen and Mr. Shouguo Zhao.

Mr. Fan is the President and Founder of MIC Consulting Group, U.S.A., which he established in 1992 to provide operational and financial related problem solving services to privately owned companies. Mr. Fan is also the exclusive representative of North America operation for China Venture Capital Research Institute since 2007, and the head analyst at Power Partner Institute focusing on IT trends since 2001. From 2006 to 2007, Mr. Fan was Vice-president of Operation at Kantan Inc., a privately-held boutique technology company focused on wireless solutions for device manufacturers. From 2005 to 2006, he was Vice-president at Third Wave Ventures, which provides corporate venturing-related advisory, consulting and management services. From 1998 to 2000, Mr. Fan was the exclusive representative in China for PowerQuest, a Utah based international software company that focused on computer data storage management, as well as for ChipCoolers, a U.S. based CPU cooler manufacturer. Mr. Fan received his B.A. degree from the Business School of California State University at San Francisco.

Mr. Chengtun Qu is the Vice Dean of the College of Chemistry and Chemical Engineering at Xi’an Shi You University, where he also teaches and heads the environmental engineering department. Mr. Qu is a board member of both the Shaanxi Province Environmental Protection Association and the Shaanxi Province Chemical Engineering Association. As a principal researcher, Mr. Qu has participated in various projects at both national and provincial levels, including ones sponsored by the Chinese Ministry of Science and Technology, and is the recipient of numerous accolades from the Shaanxi provincial government in recognition of his contributions. Mr. Qu holds three patents issued by the Chinese State Intellectual Property Office. He has also been extensively published in various scientific journals both in China and abroad. Mr. Qu has a B.S. degree in chemistry from Northwest University, a master’s degree from Southwest Petroleum University and a doctorate degree from Xi’an Jiaotong University.

Mr. Winston Yen is an independent director of Mega Joy Limited, a private hotel management and development company based in China, a position he has held since 2006. He previously served as Chief Financial Officer of Chilco River Holdings, Inc. from 2005 to 2007. Mr. Yen is also a Certified Public Accountant, and he has and continues to work in such capacity: as a partner of Accellence LLP from 2006 to the present, as a partner of Harry C. Lin, CPA from 2002 to 2005, as a tax manager with Moss Adams LLP from 2000 to 2001, and as a tax/audit supervising senior accountant with Parks, Palmer, Turner & Yeminijian LLP (currently CBIZ Southern California, Inc.) from 1997 to 2000. Mr. Yen received a Bachelor of Business Management degree from the National Cheng-Chi University in Taiwan, and a Masters of Accounting Science from the University of Illinois at Urbana-Champaign.

Mr. Shouguo Zhao is an independent director of Shaanxi International Trust & Investment Corp., Ltd., a listed company on the Shenzhen Stock Exchange (SZSE: SZ000563), chairing its Remuneration and Assessment Committee and serving on its Strategy Committee. Mr. Zhao is also an independent non-executive director of Sungreen International Holdings Limited, a listed company on the Hong Kong Exchange (HKEX: HK8306), serving as a member of its audit committee. He is additionally an independent director of Tian Di Yuan Co., Ltd., a listed company on the Shenzhen Stock Exchange (SZSE: SH600665), chairing its Nominating Committee and serving on its Strategy Committee. From June 2005 to June 2008, Mr. Zhao was an independent director of IRICO Group Corporation, a listed company on the Shenzhen Stock Exchange (SZSE: SH600707), chairing its Remuneration and Assessment Committee and serving on its Strategy Committee. Mr. Zhao is the Vice Dean of the School of Economics and Management at Northwest University, where he also serves as a guidance professor to doctorate candidates in finance and national economics. He has led and participated in 18 research programs sponsored by governments and the private sectors in areas of financial investing, modern enterprise systems and development strategies, and regional economic development strategies, and has more than 30 publications in various academic journals. Mr. Zhao is a member of Shaanxi Provincial Decision-making Consultative Committee, a member of the Executive Committee of the Tenth Session of Shaanxi Provincial Industrial and Commercial Association, the chairman of the Negotiable Securities Research Society of Shaanxi Province, and a consultant with the Listed Companies Association of Shaanxi Province. Mr. Zhao received his doctorate degree in economics from Northwest University.

Based upon information submitted to the Board by Mr. Fan, Mr. Qu, Mr. Yen and Mr. Zhao, the board of directors has determined that each of them is “independent” under the listing standards of both the American Stock Exchange and the NASD Marketplace Rules. None of the four appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and each of them is able to read and understand fundamental financial statements.

Agreements with Directors

Mr. Fan and Mr. Yen have each executed and delivered a director offer letter, a form of which is included with this 8-K as Exhibit 10.1. Mr. Qu and Mr. Zhao have each also executed and delivered a director offer letter, a form of which is included with this 8-K as Exhibit 10.2.

Under our agreement with Mr. Fan, he will be entitled to receive annual compensation of $30,000 for his services rendered as a member of the board, as well as the chairman of the compensation committee and member of the audit committee. Mr. Fan’s annual compensation will be paid in cash, although at the discretion of the Board, up to $8,000 of his annual compensation may be paid in the form of a number of shares of the Company’s common stock under the Company’s Stock Incentive Plan #2 (the “Plan”). During his term as a director, we agree to include Mr. Fan as an insured under an officers and directors insurance policy which we will obtain within a reasonable time (the “D&O Insurance”). In addition, the Company has agreed to reimburse Mr. Fan for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

Under our agreement with Mr. Yen, he will be entitled to receive annual compensation of $39,000 for his services rendered as a member of the board, as well as the chairman of the audit committee and member of the compensation committee. Mr. Yen’s annual compensation will be paid in cash, although at the discretion of the Board, up to $13,000 of his annual compensation may be paid in the form of a number of shares of the Company’s common stock under the Plan. During his term as a director, we agree to include Mr. Yen as an insured under the D&O Insurance. In addition, the Company has agreed to reimburse Mr. Yen for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

Under our agreement with Mr. Qu, he will be entitled to receive annual compensation of RMB 20,000 for his services rendered as a member of the board. In addition, the Company has agreed to reimburse Mr. Qu for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

Under our agreement with Mr. Zhao, he will be entitled to receive annual compensation of RMB 50,000 for his services rendered as a member of the board, as well as a member of both the audit committee and the compensation committee. In addition, the Company has agreed to reimburse Mr. Zhao for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

Audit Committee and Compensation Committee

In addition, effective July 14, 2008, the Board established an audit committee and a compensation committee, on which Mr. Fan, Mr. Yen and Mr. Zhao have been designated by the Board to serve.

Upon review and discussion of such information as the Board deemed appropriate, the Board has determined that Mr. Yen has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the Securities and Exchange Commission and that such attributes were acquired through relevant education and/or experience. The board of directors has also designated Mr. Yen as the chairman of the audit committee, and its audit committee financial expert. The Board has additionally designated Mr. Fan as chairman of the compensation committee.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 14, 2008, the Company’s board of directors approved an amendment to the Company’s bylaws in order to revise the corporate name stated in the bylaws, to designate that the board of directors shall consist of not less than one nor more than seven individuals, and to prevent to closing of the Company’s stock transfer books for any reason. A copy of the Company’s amended and restated bylaws is included as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Skystar Bio-Pharmaceutical Company

10.1	Form of Director Offer Letter with Mr. Qiang Fan and Mr. Winston Yen

10.2	Form of Director Offer Letter with Mr. Chengtun Qu and Mr. Shouguo Zhao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 15, 2008	Skystar Bio-Pharmaceutical Company (Registrant)

	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer